EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Tiffany & Co., which appears in Tiffany & Co.'s Annual Report on Form 10-K for the year ended January 31, 2008.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
May 29, 2008